CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO:     Yournet,  Inc.

As independent certified public accountants, we hereby consent to the inclusion of our report dated April 5, 2000 appearing in the Annual Report on Form 10-KSB of Yournet, Inc. for the year ended December 31, 1999.



                                   /s/  Stefanou  &  Company,  LLP
                                         Stefanou  &  Company,  LLP


McLean,  Virginia
April  14,  2000